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                                                                Rule 424(b)(2)
                                                    Registration No. 333-45211

PRICING SUPPLEMENT NO. 26-2    DATED:  12-03-99

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998, as supplemented by a Supplement dated May 21, 1999)



                                U.S. BANCORP

                    Medium-Term Notes, Series J (Senior)
                 Medium-Term Notes, Series K (Subordinated)

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CUSIP: 91159H FE5                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $50,000,000.00/99.7704%

Series:                                 Proceeds to the Company: $49,885,200

[X] Series J (Senior)                   Interest Rate/Initial Interest Rate: 6.875%
[_] Series K (Subordinated)
                                        Interest Payment Dates: Each June & December 1
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: --

Principal Amount: $50,000,000.00       Interest Reset Dates: --

Trade Date: 12-03-99                    Index Source: --

Original Issue Date: 12-01-99           Index Maturity: --

Maturity Date: 12-01-04                 Spread: --

Settlement Date:  12-07-99

Interest Rate Basis (and,               Spread Multiplier: --
if applicable, related
Interest Periods):                      Maximum Interest Rate: --

[X] Fixed Rate Notes                    Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note             Day Count: 30/360
[_] LIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                         Original Issue Discount:     -- %
[_] CD Rate Note
[_] Treasury Rate Note                          Yield to Maturity:           -- %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                                Original Issue Discount Notes:

Other Terms:
For Federal income tax purposes only.               [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Agent: Lehman Brothers                                  payable upon any redemption or acceleration of
All-in=6.957%                                           the maturity thereof.
Commission= $

DTC #074

                                                /s/ BRETT BOUSHELE
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